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                           FORM OF DEPOSIT AGREEMENT

            DEPOSIT AGREEMENT, dated as of _________________________________, among TRAVELERS GROUP INC., a Delaware corporation,
___________________________, a __________________________trust company, as
Depositary, and all holders from time to time of Depositary Receipts issued hereunder.

                              W I T N E S S E T H:

            WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of ________________ Preferred Stock, $1.00 par value, of the Company (the "Stock") with the Depositary, as agent for the beneficial owners of the Stock, for the purposes set forth in this Deposit Agreement for the issuance hereunder of the Receipts evidencing Depositary Shares representing an interest in the Stock so deposited; and

            WHEREAS, the Receipts are to be substantially in the form of the Depositary Receipt annexed as Exhibit A to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided in this Depositary Agreement;

            NOW, THEREFORE, in consideration of the premises contained herein, it is agreed by and among the parties hereto as follows:

                                    ARTICLE I

                                   DEFINITIONS

            The following definitions shall apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement and the Depositary Receipts:

            "Certificate of Designation" shall mean the Certificate of Designation establishing and setting forth the rights, preferences, privileges and limitations of the Stock.

            "Certificate of Incorporation" shall mean the Certificate of Incorporation, as the same shall be amended and/or restated from time to time, of the Company.

            "Common Stock" shall mean the Company's Common Stock, par value $0.01 per share.

            "Company" shall mean Travelers Group Inc., a
Delaware corporation, and its successors.
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            "Corporate Office" shall mean the office of the Depositary in the
Borough of Manhattan, New York, New York at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at
___________________________________________.

            "Deposit Agreement" shall mean this agreement, as the same may be amended, modified or supplemented from time to time.

            "Depositary" shall mean _________________________________________, and any successor as depositary hereunder.

            "Depositary Share" shall mean an interest in [fraction] of a share of Stock deposited with the Depositary hereunder and the same proportionate interest in any and all other property received by the Depositary in respect of such share of Stock and held under this Deposit Agreement, all as evidenced by the Receipts issued hereunder. Subject to the terms of this Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, to all the rights, preferences and privileges of the Stock represented by such Depositary Share, including the dividend, voting and liquidation rights contained in the Certificate of Designation, and to the benefits of all obligations of the Company under the Certificate of Designation.

            "Depositary's Agent" shall mean an agent appointed by the Depositary as provided, and for the purposes specified, in Section 7.05.

            "Receipt" shall mean a Depositary Receipt issued hereunder to evidence one or more Depositary Shares.

            "Record Holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books maintained by the Depositary for such purpose.

            "Registrar" shall mean any bank or trust company appointed to register Receipts as herein provided.

            "Securities Act" shall mean the Securities Act of 1933, as amended.

            "Stock" shall mean shares of the Company's _____________________ Preferred Stock, $1.00 par value, validly issued, fully paid and nonassessable.


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                                   ARTICLE II

                FORM OF RECEIPTS, DEPOSIT OF STOCK, EXECUTION AND
                  DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS

            SECTION 2.01. Form and Transferability of Receipts. Receipts shall be engraved and printed or lithographed with steel-engraved borders and underlying tint and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive engraved Receipts, the Depositary may, upon the written order of the Company, issue temporary Receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive Receipts but not in definitive form. Definitive Receipts will be prepared thereafter and will be exchangeable for temporary Receipts at the Company's expense, upon surrender of such temporary Receipts at the Corporate Office. Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary, provided, however, that such signature may be a facsimile if a Registrar (other than the Depositary) shall have countersigned the Receipts by manual signature of a duly authorized signatory of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed as provided in the preceding sentence. The Depositary shall record on its books each Receipt executed as provided above and delivered as hereinafter provided.

            Except as the Depositary may otherwise determine, Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their execution.

            Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the Stock or otherwise.

            Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed or accompanied by a properly executed instrument of transfer or endorsement shall be transferable by delivery with the same


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effect as in the case of a negotiable instrument provided, however, that until a
Receipt shall be transferred on the books of the Depositary as provided in
Section 2.04, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

            SECTION 2.02. Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. On the date the Stock is initially issued by the Company, the Depositary, upon receipt of a written order from the Company and a certificate or certificates for the Stock to be deposited under this Deposit Agreement in accordance with the provisions of this Section, shall execute and deliver a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock to the person or persons stated in such order.

            Subject to the terms and conditions of this Deposit Agreement, any holder of Stock may deposit such Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a properly executed instrument of transfer or endorsement in form satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement and
(ii) a written order directing the Depositary to execute and deliver to or upon the written order of the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock.

            If required by the Depositary, Stock presented for deposit at any time, whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Stock or to receive other property that any person in whose name the Stock is or has been registered may thereafter receive upon or in respect of such deposited Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

            Upon receipt by the Depositary of a certificate or certificates for Stock to be deposited hereunder, together with the other documents specified above, the Depositary shall, as soon as transfer and registration can be accomplished, present such certificate or certificates to the registrar and transfer agent of the Stock for transfer and


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registration in the name of the Depositary or its nominee of the Stock being deposited. Deposited Stock shall be held by the Depositary in an account to be established by the Depositary at the Corporate Office.

            Upon receipt by the Depositary of a certificate or certificates for Stock to be deposited hereunder, together with the other documents specified above, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first or second paragraph of this Section 2.02 a Receipt or Receipts for the number of whole Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The Depositary shall execute and deliver such Receipt or Receipts at the Corporate Office, except that, at the request, risk and expense of any person requesting such delivery, such delivery may be made at such other place as may be designated by such person. In each case, delivery will be made upon payment by such person to the Depositary of all taxes and other governmental charges and any fees in connection with such deposit and the transfer of the Deposited Stock.

            The Company shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may reasonably request to enable the Depositary to perform its obligations under this Deposit Agreement.

            SECTION 2.03. Redemptions and Conversions of Stock. (a) Whenever the Company shall elect or be required to redeem or convert shares of Stock in accordance with the Certificate of Designation, it shall (unless otherwise agreed in writing with the Depositary) give the Depositary in its capacity as Depositary not less than 10 days' prior notice of the proposed date of the mailing of a notice of redemption or conversion of Depositary Shares to holders of Receipts to be affected in connection with a redemption or conversion of Stock and of the number of such shares of Stock held by the Depositary to be redeemed or converted as hereinafter provided. On the date of any such redemption or conversion of Stock, provided that the Company shall then have deposited with the Depositary the shares of Common Stock and any funds required pursuant to the Certificate of Designation for the Stock deposited with the Depositary to be redeemed or converted, the Depositary shall redeem or convert (using the shares of Common Stock and funds, if any, deposited with it), the number of Depositary Shares representing such redeemed or converted Stock. The Depositary shall, as directed by the Company, mail, first class postage prepaid, notice of the redemption or conversion of Stock and the proposed simultaneous redemption or conversion of the Depositary Shares representing the Stock to be redeemed or


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converted, not less than 30 and not more than 90 days prior to the date fixed for redemption or conversion (the "redemption or conversion date") of such Stock and Depositary Shares. Such notice shall be mailed to each holder of record on the record date fixed for such redemption or conversion pursuant to Section 4.04 hereof of the Receipts evidencing the Depositary Shares to be so redeemed or converted, at the address of such holder as the same appears on the records of the Depositary; but neither failure to mail such notice to one or more such holders nor any defect in any notice shall affect the sufficiency of the proceedings for redemption or conversion. The Company shall provide the Depositary with such notice, and each such notice shall state: the record date for such redemption or conversion; the redemption or conversion date; the Redemption Price or the Conversion Price (as defined below); that all outstanding Depositary Shares are to be redeemed or converted or, in the case of a redemption or conversion of fewer than all outstanding Depositary Shares in connection with a partial redemption or conversion of Stock pursuant to paragraph ___________ of the Certificate of Designation, the number of such Depositary Shares held by such holder to be so redeemed or converted; the number of shares of Common Stock deliverable upon conversion; the place or places where Receipts evidencing Depositary Shares to be redeemed or converted are to be surrendered for redemption or conversion; and that dividends in respect of the Stock represented by the Depositary Shares to be redeemed or converted will cease to accrue on such redemption or conversion date, unless the Company shall default in delivering the shares of Common Stock and cash, if any, payable by the Company at the time and place specified in such notice. In case fewer than all the outstanding Depositary Shares are to be redeemed or converted, the Depositary Shares to be redeemed or converted shall be selected by lot or pro rata (as nearly as may be practicable without creating fractional shares) or by any other equitable method determined by the Company. For purposes of this Deposit Agreement, the terms "Redemption Price" and "Conversion Price" shall each have the meaning assigned to it in the Certificate of Designation.

            Notice having been mailed by the Depositary as aforesaid, from and after the redemption or conversion date (unless the Company shall have failed to redeem or convert the shares of Stock to be redeemed or converted by it as set forth in the Company's notice provided for in the preceding paragraph), the Depositary Shares called for redemption or conversion shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the shares of Common Stock and any cash upon redemption or conversion) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender in accordance with said notice of the Receipts evidencing such Depositary Shares (properly endorsed or


                                        6
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assigned for transfer, if the Depositary shall require), such Depositary Shares shall be converted (as nearly as may be practicable without creating fractional shares) into shares of Common Stock at a conversion rate equal to [fraction] of the number of shares of Common Stock delivered in respect of the shares of Stock represented by such Depositary Shares pursuant to the Certificate of Designation. The foregoing shall be subject further to the terms and conditions of the Certificate of Designation.

            If fewer then all of the Depositary Shares evidenced by a Receipt are called for redemption or conversion, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the funds and/or shares of Common Stock for the Depositary Shares called for redemption or conversion, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption or conversion.

            To the extent that Depositary Shares are converted into shares of Common Stock and all of such shares of Common Stock cannot be distributed to the record holders of Receipts without creating fractional interests in such shares, the Depositary may, with the consent of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of such shares of Common Stock representing in the aggregate such fractional interests at such place or places and upon such terms as it may deem proper, and the net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution to such record holders that would otherwise receive fractional interests in such shares of Common Stock.

            The Depositary shall not be required (i) to issue, transfer or exchange any Receipts for a period beginning at the opening of business 10 days next preceding any selection of Depositary Shares and Stock to be redeemed or converted and ending at the close of business on the day of the mailing of notice of redemption or conversion of Depositary Shares or (ii) to transfer or exchange for another Receipt or Stock any Receipt evidencing Depositary Shares called or being called for redemption or conversion in whole or in part, except as provided in the second preceding paragraph of this Section 2.03.

            (b) Whenever a record holder of Receipts shall duly deliver, in person or by a duly authorized attorney, such Receipts (properly endorsed or assigned for transfer, as the Depositary shall require) to the Depositary at the Depositary's Corporate Office, together with written notice of such record holder's election to convert the Depositary Shares evidenced by such Receipts (provided that any delivery of


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Receipts evidencing Depositary Shares that have been called for redemption by the Company may not be made after the close of business on the business day prior to the applicable redemption date), the Depositary shall promptly notify the Company of such record holder's election and deliver to the Company certificates evidencing such shares of Stock as are represented by the Depositary Shares evidenced by such Receipts delivered by such record holder for conversion. From and after the close of business of any business day on which a record holder duly delivers the foregoing documents to the Depositary, upon surrender of the Receipts evidencing Depositary Shares, such Depositary Shares shall by converted by the Depositary at a Conversion Price to be determined by the Company and communicated to the Depositary in writing, which Conversion Price will be equal to [fraction] of all sums of money, stock and other property paid per share by the Company in respect of each share of Stock, all dividends in respect of the shares of Stock converted by such record holder shall cease to accrue, the Depositary Shares being converted shall be deemed no longer to be outstanding, and all rights of such record holder (except the right to receive the Conversion Price) shall, to the extent of such Depositary Shares, cease and terminate. If Receipts duly delivered by a record holder evidence a number of Depositary Shares in excess of the number to be converted, the Depositary will deliver to such holder of such Receipts, upon their surrender to the Depositary, together with the payment of the Conversion Price, a new Receipt evidencing such excess number of Depositary Shares.

            SECTION 2.04. Transfer of Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall make transfers on its books from time to time of Receipts upon any surrender thereof by the holder in person or by a duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, together with evidence of the payment of any transfer taxes as may be required by law. Upon such surrender, the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered.

            SECTION 2.05. Combination and Split-ups of Receipts. Upon surrender of a Receipt or Receipts at the Corporate Office or such other office as the Depositary may designate for the purpose of effecting a split-up or combination of Receipts, subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denominations requested evidencing the same aggregate number of Depositary Shares evidenced by the Receipt or Receipts


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surrendered; provided, however, the Depositary shall not issue any Receipt evidencing a fractional Depositary Share.

            SECTION 2.06. Surrender of Receipts and Withdrawal of Stock. Any holder of a Receipt or Receipts may withdraw any or all of the Stock (but only in whole shares of Stock) represented by the Depositary Shares evidenced by such Receipts and all money and other property, if any, represented by such Depositary Shares by surrendering such Receipt or Receipts at the Corporate Office or at such other office as the Depositary may designate for such withdrawals. After such surrender, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the whole number of shares of Stock and all such money and other property, if any, represented by the Depositary Shares evidenced by the Receipt or Receipts so surrendered for withdrawal. If the Receipt or Receipts delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the whole number of shares of Stock to be withdrawn, the Depositary shall at the same time, in addition to such whole number of shares of Stock and such money and other property, if any, to be withdrawn, deliver to such holder, or (subject to Section 2.04) upon his order, a new Receipt or Receipts evidencing such excess number of Depositary Shares. Delivery of the Stock and such money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer.

            If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer or endorsement in blank.

            The Depositary shall deliver the Stock and the money and other property, if any, represented by the Depositary Shares evidenced by Receipts surrendered for withdrawal at the Corporate Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.


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            Holders of Depositary Shares shall be entitled to receive whole shares of the related series of Stock, but holders of such whole shares of Stock will not thereafter be entitled to deposit such shares of Stock with the Depositary or to receive Depositary Shares therefor.

            SECTION 2.07. Limitation on Execution and Delivery, Transfer, Split-up, Combination, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, transfer, split-up, combination, surrender or exchange of any Receipts, the Depositary, any of the Depositary's Agents or the Company may require any or all of the following: (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any tax or other governmental charge with respect thereto (including any such tax or charge with respect to the Stock being deposited or withdrawn or with respect to the Common Stock or other securities or property of the Company being issued upon redemption or conversion); (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature; and (iii) compliance with such regulations, if any, as the Depositary or the Company may establish not inconsistent with the provisions of this Deposit Agreement.

            The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the transfer of Receipts may be refused, and the transfer, split-up, combination, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company has closed, (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or (iii) with the approval of the Company, for any other reason. Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any shares of Stock that are required to be registered under the Securities Act unless a registration statement under the Securities Act is in effect as to such shares of Stock.

            SECTION 2.08. Lost Receipts, etc. In case any receipt shall be mutilated or destroyed or lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt or in lieu of and in substitution for such destroyed, lost or stolen receipt provided, however, that the holder thereof provides the Depositary with (i) evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, of the authenticity thereof and of his ownership thereof, (ii) reasonable indemnification


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satisfactory to the Depositary and (iii) payment of any expense (including fees, charges and expenses of the Depositary) in connection with such execution and delivery.

            SECTION 2.09. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be canceled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy such Receipts so canceled, and provide the Company a certificate of destruction therefor.

                                   ARTICLE III

       CERTAIN OBLIGATIONS OF HOLDERS OF RECEIPTS AND THE COMPANY

            SECTION 3.01. Filing Proofs, Certificates and Other Information. Any person presenting Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold or delay the delivery of any Receipt, the transfer, redemption or exchange of any Receipt, the withdrawal of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution until such proof or other information is filed, such certificates are executed or such representations and warranties are made.

            SECTION 3.02. Payment Of Taxes and Other Governmental Charges. If any tax or other governmental charge shall become payable by or on behalf of the Depositary with respect to any Receipt, the Depositary Shares evidenced by such Receipt, the Stock (or fractional interest therein) represented by such Depositary Shares or any transaction referred to in Section 4.06, such tax (including transfer, issuance or acquisition taxes, if any) or governmental charge shall be payable by the holder of such Receipt. Until such payment is made, transfer of any Receipt or any withdrawal of the Stock or money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused, any dividend or other distribution may be withheld and any part or all of the Stock or other property represented by the Depositary Shares evidenced by such Receipt may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale). Any dividend or other distribution so withheld and the proceeds of any such sale may be applied to any payment of such tax or other governmental charge, the holder of such Receipt remaining liable for any deficiency. The Depositary


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shall act as the withholding agent for any payments, distributions and exchanges made with respect to the Depositary Shares and Receipts, and the Stock, Common Stock or other securities or assets represented thereby (collectively, the "Securities"). The Depositary shall be responsible with respect to the Securities for the timely (i) collection and deposit of any required withholding or backup withholding tax, and (ii) filing of any information returns or other documents with federal (and other applicable) taxing authorities. In the event the Depositary is required to pay any such amounts, the Company shall reimburse the Depositary for payment thereof upon the request of the Depositary and the Depositary shall, upon the Company's request and as instructed by the Company, pursue its rights against such holder at the Company's expense.

            SECTION 3.03. Representations and Warranties as to Stock. In the case of the initial deposit of the Stock, the Company and, in the case of subsequent deposits thereof, each person so depositing Stock under this Deposit Agreement shall be deemed thereby to represent and warrant that such Stock and each certificate therefor are valid, fully paid and nonassessable and that the person making such deposit is duly authorized to do so. Such representations and warranties shall survive the deposit of the Stock and the issuance of Receipts.

                                   ARTICLE IV

                               THE STOCK, NOTICES

      SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution on the Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of such sum as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes or as otherwise required pursuant to law, regulation or court process, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. In the event that the calculation of any such cash dividend or other cash distribution to be paid to any record holder on the aggregate number of Receipts held by such holder results in an amount which is a fraction of a cent, the amount that the Depositary shall distribute to such record holder shall be rounded to the next highest whole cent and, upon request by the Depositary, the Company shall pay such additional amount to the Depositary for distribution.


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

            SECTION 4.02. Distributions Other Than Cash. Whenever the Depositary shall receive any distribution other than cash on the Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary and the Company may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Depositary after consultation with the Company, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or as otherwise required pursuant to law, regulation or court process), the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Section 3.02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by
Section 4.01 in the case of a distribution received in cash.

            SECTION 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is registered on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts if the Company so directs in such manner as the Company shall instruct (including by the issue to such record holders of warrants representing such rights, preferences or privileges); provided, however, that (a) if at the time of issue or offer of any such rights, preferences or privileges the Company determines that it is not lawful or feasible to make such rights, preferences or privileges available to some or all holders of Receipts (by the issue of warrants or otherwise) or (b) if and to the extent instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, the Depositary shall then, if so instructed by the Company, and if applicable laws or the terms of such rights, preferences or privileges so permit, sell such rights, preferences or privileges of such holders at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

            If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold such securities, the Company shall promptly file a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until the Depositary has been notified by the Company that such registration statement has become effective or that the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act. If any other action under the law of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

            SECTION 4.04. Notice of Dividends, Fixing of Record Date for Holders of Receipts. Wherever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made, or any rights, preferences or privileges shall at any time be offered with respect to the Stock, or whenever the Depositary shall receive notice of (i) any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice or any solicitation of consents in respect of the Stock or
(ii) any call or conversion of any shares of Stock, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled (i) to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, (ii) to receive notice of, and to give instructions for the exercise of voting rights at or the delivery of consents with respect to, any such meeting or consent solicitation, as the case may be, or (iii) to receive notice of any such call or conversion.

            SECTION 4.05. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote or any solicitation of consents in respect of the Stock, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice, which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting or consent solicitation, (ii) a statement that the holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.04 will be entitled, subject to any applicable provision of law, the Certificate of Incorporation or the Certificate of Designation, to instruct the Depositary as to the exercise of the voting rights or the delivery of consents with respect to the amount of Stock represented by their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted or deliver a consent with respect to the amount of Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request, and the Company will take all reasonable action which may be deemed necessary by the Depositary in order for the Depositary to do so. The Depositary will vote Depositary Shares in accordance with specific instructions given by the holders thereof, and will vote all Depositary Shares proportionately for which no instructions are received.

            SECTION 4.06. Changes Affecting Stock and Reclassification, Recapitalization, etc. Upon any split-up, consolidation or any other reclassification of Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation affecting the Company or to which it is a party or sale of all or substantially all of the Company's assets, the Depositary shall, upon the instructions of the Company, treat any shares of stock or other securities or property (including cash) that shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited property under this Deposit Agreement, and Receipts then outstanding shall thenceforth represent the proportionate interests of holders thereof in the new deposited property so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property.

                                    ARTICLE V

                         THE DEPOSITARY AND THE COMPANY

            SECTION 5.01. Maintenance of Offices, Agencies, Transfer Books by the Depositary; the Registrar. Upon execution of this Deposit Agreement in accordance with its terms, the Depositary shall maintain at the Corporate Office facilities for the execution and delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and the deposit and withdrawal of Stock and at the offices of the Depositary's Agents, if any, facilities for the delivery, transfer, surrender and exchange, split-up, combination and redemption of Receipts and the deposit and withdrawal of Stock, all in accordance with the provisions of this Deposit Agreement.

            The Depositary shall keep books at the Corporate Office for the registration and transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts during normal business hours as and to the extent provided by applicable law. The Depositary shall consult with the Company upon receipt of any request for inspection. The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

            The Depositary shall make available for inspection by holders of Receipts at the Corporate Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Company that are both received by the Depositary as the holder of Stock and made generally available to the holders of Stock.

            Promptly upon request from time to time by the Company and at the Company's sole expense, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Depositary Shares of all persons in whose names Receipts are registered on the books of the Depositary.

            If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on the New York Stock Exchange, Inc., the Depositary may, with the approval of the Company, appoint a Registrar for registry of such Receipts of Depositary Shares in accordance with the requirements of such Exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of such Exchange) may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such Stock are listed on one or more other stock exchanges, the Depositary will, at the request and at the expense of the Company, arrange such facilities for the delivery, transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulations.

            SECTION 5.02. Liability of the Depositary, the Depositary's Agents or the Company. Neither the Depositary nor any Depositary's Agents nor the Company shall incur any liability to any holder of any Receipt, if by reason of any provision of any present or future law or regulation thereunder of the United States of America or of any other governmental authority or, in the case of the Depositary or the Depositary's Agent, by reason of any provision, present or future, of the Certificate of Incorporation or the Certificate of Designation or, in the case of the Company, the Depositary or the Depositary's Agent, by reason of any act of God or war or other circumstances beyond the control of the relevant party, the Depositary, any Depositary's Agent or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent or the Company incur any liability to any holder of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

       SECTION 5.03. Obligations of the Depositary, the Depositary's Agents and the Company. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement or any Receipt to holders of Receipts other than that each of them agrees to use good faith in the performance of such duties as are specifically set forth in this Deposit Agreement.

            Neither the Depositary nor any Depositary's Agent nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding with respect to Stock, Depositary Shares, Receipts or Common Stock that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

            Neither the Depositary nor any Depositary's Agent nor the Company shall be liable for any action or any failure to act by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such advice or information. The Depositary, any Depositary's Agent and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            The Depositary, its parent, affiliate or subsidiaries and any Depositary's Agent may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates.

            It is intended that neither the Depositary nor any Depositary's Agent shall be deemed to be an "issuer" of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary and any Depositary's Agent are acting only in a ministerial capacity as Depositary for the Stock.

            The Depositary agrees to comply with all information reporting and withholding requirements applicable to it under law or this Deposit Agreement in its capacity as Depositary.

            Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the Registration Statement pursuant to which the Depositary Shares are registered under the Securities Act, the Stock, the Depositary Shares or the Receipts (except its countersignature thereon), or any instruments referred to therein or herein, or as to the correctness of any statement made therein or herein; provided, however, that the Depositary is responsible for its representations in this Deposit Agreement.

            Except for the Depositary's certification of registered ownership, the Depositary assumes no responsibility for the correctness of the description that appears in the Receipts, which can be taken as a statement of the Company with respect to certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of

Receipts in and to the Depositary Shares, except that the Depositary hereby represents and warrants as follows: (i) the Depositary has been duly organized and is validly existing and in good standing under the laws of the State of ______________ , with full power, authority and legal right under such law to execute, deliver and carry out the terms of this Deposit Agreement; (ii) this Deposit Agreement has been duly authorized, executed and delivered by the Depositary; and (iii) this Deposit Agreement constitutes a valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or the Receipts or the proceeds thereof.

            SECTION 5.04. Resignation and Removal of the Depositary, Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

            The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

            In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor depositary, which shall be a bank or trust company, or an affiliate of a bank or trust company, having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If a successor depositary shall not have been appointed in 60 days, the resigning depositary may petition a court of competent jurisdiction to appoint a successor depositary. Every successor depositary shall execute and deliver to its predecessor and the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all rights, title and interest in the Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor depositary shall promptly mail notice of its appointment to the record holders of Receipts.

            Any corporation into or with which the Depositary may be merged, consolidated or converted shall be the successor of each Depositary without the execution or filing of any document or any further act. Such successor depositary may execute the Receipts either in the name of the predecessor depositary or in the name of the successor depositary.

            SECTION 5.05. Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the addresses recorded in the Depositary's books, copies of all notices and reports (including financial statements) required by law, by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed or by the Certificate of Incorporation and the Certificate of Designation to be furnished by the Company to holders of Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the record holders of Receipts at the Company's expense such other documents as may be requested by the Company.

            SECTION 5.06. Deposit of Stock by the Company. Neither the Company nor any company controlled by the Company will at any time deposit any Stock if such Stock is required to be registered under the provisions of the Securities Act and no registration statement is at such time in effect as to such Stock.

            SECTION 5.07. Indemnification by the Company. The Company agrees to indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any liability, costs and expenses (including reasonable attorneys' fees) that may arise out of or in connection with its acting as Depositary, Depositary's Agent or Registrar, respectively, under this Deposit Agreement and the Receipts, except for any liability arising out of negligence, bad faith or willful misconduct on the part of any such person or persons.

            SECTION 5.08. Fees, Charges and Expenses. No fees, charges and expenses of the Depositary or any Depositary's

Agent hereunder or of any Registrar shall be payable by any person other than the Company, except for any taxes and other governmental charges and except as provided in this Deposit Agreement. If the Depositary incurs fees, charges or expenses for which it is not otherwise liable hereunder at the election of a holder of a Receipt or other person, such holder or other person will be liable for such fees, charges and expenses. All other fees, charges, and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid from time to time upon consultation and agreement between the Depositary and the Company as to the amount and nature of such fees, charges and expenses.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

            SECTION 6.01. Amendment. The form of the Receipts and any provision of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary to cure any ambiguity or to correct or supplement any provision contained herein or in the Receipts which may be defective or inconsistent with any other provision contained herein or therein, or to make any other provision in regard to matters or questions arising hereunder which the Board of Directors of the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Depositary Shares or the Stock. Any amendment that shall impose any fees, taxes or charges (other than fees and charges provided for herein or in the Receipts), or that shall otherwise materially and adversely alter any substantial existing right of holders of Depositary Shares, shall become effective as to outstanding Depositary Shares only upon obtaining the consent of holders of not less than a majority of the affected Depositary Shares then outstanding. The Depositary shall in consultation with the Company establish a record date and provide to holders of Depositary Shares on such record date the opportunity to consent to any such amendment in a manner consistent with Section
4.05 of this Deposit Agreement. The Depositary shall vote Depositary Shares in accordance with the last sentence of Section 4.05. In no event shall any amendment impair the right, subject to the provisions of Sections 2.03, 2.06 and
2.07 and Article III, of any owner of any Depositary Shares to surrender the Receipt evidencing such Depositary Shares with instructions to the Depositary to deliver to the holder the Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

            SECTION 6.02. Termination. This Depositary Agreement shall automatically terminate if (i) all outstanding Depositary Shares have been redeemed, (ii) each share of Stock has been converted into or exchanged for other securities of the Company or (ii) there has been a final distribution in respect of the series of Stock underlying such Depositary Shares in connection with any liquidation, dissolution or winding up of the Company and such distribution has been distributed to the holders of Depositary Shares. Whenever so directed by the Company, the Depositary will terminate this Deposit Agreement by mailing notice of such termination to the record holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement if at any time 60 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04.

            If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the holders thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Stock, shall sell rights, preferences or privileges as provided in this Deposit Agreement and shall continue to deliver the Stock and any money and other property represented by Receipts upon surrender thereof by the holders thereof. After the expiration of two years from the date of termination, the Depositary shall return to the Company any shares of Stock then held hereunder, together with any money and other property held by it hereunder. The Depositary shall thereupon be discharged from all obligations under this Deposit Agreement except to account for such stock, money and other property. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.07 and 5.08. In the event this Deposit Agreement is terminated, the Company hereby agrees to use its best efforts to list the underlying Stock on the New York Stock Exchange, Inc. or any other national securities exchange on which the Common Stock is listed.

                                   ARTICLE VII

                                  MISCELLANEOUS

            SECTION 7.01. Counterparts. This Deposit Agreement may be executed by the Company and the Depositary in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Deposit Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and Depositary's Agents and shall be open to inspection during business hours at the Corporate Office and the respective offices of the Depositary's Agents, if any, by any holder of a Receipt.

            SECTION 7.02. Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

            SECTION 7.03. Invalidity of Provisions. In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

            SECTION 7.04. Notices. Any notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Company at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, or at any other place to which the Company may have transferred its principal executive office.

            Any notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to the Depositary at the Corporate Office.

            Any notices given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or telex or telecopier confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary or, if such holder shall have timely filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

            Delivery of a notice sent by mail, or by telegram or telex or telecopier shall be deemed to be effected at the time when a duly addressed letter containing the same (or a duly addressed letter confirming an earlier notice in the case of a telegram or telex or telecopier message) is deposited, postage prepaid, in a post office letter box. The Depositary or the Company may, however, act upon any telegram or telex or telecopier message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telex or telecopier message shall not subsequently be confirmed by letter as aforesaid.

            SECTION 7.05. Depositary's Agents. The Depositary may from time to time appoint Depositary's Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will obtain the written consent of the Company prior to any such action.

            SECTION 7.06. Holders of Receipts are Parties. Notwithstanding that holders of Receipts have not executed and delivered this Deposit Agreement or any counterpart thereof, the holders of Receipts from time to time shall be deemed to be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery of Receipts.

            SECTION 7.07. Governing Law. THIS DEPOSIT AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

            SECTION 7.08. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

            IN WITNESS WHEREOF, the Company and the Depositary have duly executed this agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                                          TRAVELERS GROUP INC.

                                           By:
                                              ---------------------------
                                              Authorized Officer
Attest:
                                          [DEPOSITARY]
By:
   ------------------------

                                          By:
                                             ---------------------------
                                             Authorized Officer
Attest:

By:
   ------------------------

                                                                       EXHIBIT A

                                     FORM OF
                               DEPOSITARY RECEIPT
                                       FOR
                                DEPOSITARY SHARES
                   EACH REPRESENTING [FRACTION] OF A SHARE OF
                  _________________ PREFERRED STOCK, SERIES __
                                ($1.00 par value)
                                       OF
                              TRAVELERS GROUP INC.
             (Incorporated under the Laws of the State of Delaware)

                    THIS RECEIPT IS TRANSFERABLE IN NEW YORK

                        CUSIP [_________________________]

                       SEE REVERSE FOR CERTAIN DEFINITIONS

No._____________        _______ $__________ Depositary Shares (each Depositary
                        Share represents [fraction] of a share of __________
                        Preferred Stock, Series ___, $1.00 par value)

            __________________________________________________, a _________
trust company, as Depositary (the "Depositary"), hereby certifies that ________________ is the registered owner of _____ Depositary Shares (the "Depositary Shares"), each Depositary Share representing [fraction] of a share of Preferred Stock, Series ___, $1.00 par value (the "Stock"), of Travelers Group Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), on deposit with the Depositary. Subject to the terms of the Deposit Agreement dated as of __________________ (the "Deposit Agreement") among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder ("Receipts"), each owner of a Depositary Share is entitled, proportionately, to all the powers, preferences and rights and the qualifications, limitations and restrictions of such preferences and/or rights of the Stock represented thereby, including dividends, voting, conversion, redemption and liquidation rights as set forth in the Certificate of Incorporation of the Company as amended and supplemented by the Certificate of Designation (the "Certificate of Designation") fixing the terms of the Stock filed with the Secretary of State of the State of Delaware. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all of the terms and conditions of the Deposit Agreement. The statements made on the face and the reverse of this Receipt with respect to the provisions of the Deposit Agreement are subject to the detailed provisions in the full text thereof, to which reference is hereby made. In the event of any conflict between the provisions of this Receipt and the provisions of the Deposit Agreement, the provisions of the Deposit Agreement will govern.

            The Company will furnish without charge to any registered owner of Depositary Shares who so requests, a copy of the Certificate of Incorporation of the Company, the Deposit Agreement and the Certificate of Designation.

            This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, if executed in facsimile by the Depositary, countersigned by such Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated:_________________________


                                    [DEPOSITARY]
                                          DEPOSITARY
                                          AND REGISTRAR

                                    By:
                                       ----------------------
                                          Authorized Officer

                       [ON REVERSE OF DEPOSITARY RECEIPT]

            THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY REGISTERED RECEIPT HOLDER WHO SO REQUESTS, A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF THE DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER RIGHTS, AND OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF, OF THE STOCK OF THE COMPANY. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE COMPANY AT 388 GREENWICH STREET, NEW YORK, NEW YORK 10013,
ATTENTION: TREASURER.


                         ------------------------------


            The following abbreviations, when used in the instructions on the face of this receipt shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM -   as tenants in common          UNIF GIFT MIN ACT -
TEN ENT -   as tenants by the            (Cust) Custodian (Minor)
            entireties                    Under Uniform Gifts to
JT TEN -    as joint tenants with         Minors Act State
            right of survivorship
            and not as tenants in
            common

                      Additional abbreviations may also be
                       used though not in the above list.

                              [FORM OF ASSIGNMENT]

            FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________ ( ) Depositary Shares represented by the within Receipt and all rights and interests represented by the Depositary Shares evidenced thereby, and hereby irrevocably constitutes and appoints _________________ his attorney, to transfer the same on the books of the within-named Depositary, with full power of substitution in the premises.

                        Signature:
                                   ---------------------------------
                             NOTE:        The signature to this
                                          assignment must correspond with the
                                          name as written upon the face of the
                                          Receipt in every particular, without
                                          alteration or enlargement, or any
                                          change whatever.

                        Signature Guarantee:

                        ------------------------------------